Exhibit 3.5.2

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NPS BIOTHERAPEUTICS, INC.
     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned officer of NPS Biotherapeutics, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
1.	The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST and inserting in lieu thereof a new Article FIRST to read as follows:
FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:
Talecris Biotherapeutics, Inc.
2.	The directors of the Corporation, by unanimous written consent approved the foregoing Amendment; and

3.	The sole stockholder of the Corporation, by written consent approved the foregoing Amendment.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by W. Brett Ingersoll, its Vice President and Treasurer on this 24th day of January, 2005.

By:	/s/ W. Brett Ingersoll
	Name:	W. Brett Ingersoll
	Title:	Vice President and Treasurer